SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2001

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11674 (Commission File Number)	94-2712976 (I.R.S. Employer Identification No.)

1551 McCarthy Boulevard
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events.

      On May 25, 2001, Registrant entered into an Asset Purchase Agreement (the “Agreement”) with American Megatrends, Inc., a Georgia corporation, (“Seller”) pursuant to which Registrant will acquire from Seller, all Assets and Properties of Seller, including Seller Intellectual Property, which either are used or held for use by Seller primarily in, or necessary for, the conduct of the Seller’s RAID business as a going concern.

      The closing of the Agreement is subject to a number of conditions, including the expiration or early termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976.

      The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement dated as of May 25, 2001 by and between LSI LOGIC CORPORATION (as “Purchaser”) and AMERICAN MEGATRENDS, INC. (as “Seller”) with respect to the Assets of Seller’s RAID Business, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

      The information that is set forth in the Registrant’s News Release dated May 29, 2001, attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Text of the Asset Purchase Agreement dated as of May 25, 2001 by and between LSI LOGIC CORPORATION (as “Purchaser”) and AMERICAN MEGATRENDS, INC. (as “Seller”) with respect to the Assets of Seller’s RAID Business.

99.2 Text of News Release dated May 29, 2001.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION A Delaware Corporation

Dated: May 30, 2001	By:	/s/ Bryon Look

Bryon Look Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Asset Purchase Agreement dated as of May 25, 2001.

99.2	Text of News Release dated May 29, 2001.